As filed with the Securities and Exchange Commission on April 10, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Matador Resources Company

(Exact name of registrant as specified in its charter)

Texas	27-4662601
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5400 LBJ Freeway, Suite 1500 Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

Matador Resources Company 2003 Stock and Incentive Plan

Matador Resources Company 2012 Long-Term Incentive Plan

(Full title of the plans)

Joseph Wm. Foran

Chairman, President and Chief Executive Officer

5400 LBJ Freeway, Suite 1500

Dallas, Texas 75240

(Name and address of agent for service)

(972) 371-5200

(Telephone number, including area code, of agent for service)

with copies of communications to:

Janice V. Sharry

W. Bruce Newsome

Haynes and Boone, LLP

2323 Victory Avenue, Suite 700

Dallas, Texas 75219

(214) 651-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	729,000 shares	$10.06 (2)	$ 7,333,740 (2)	$ 840.45 (2)
Common Stock, par value $0.01 per share	150,000 shares	$12.00 (2)	$ 1,800,000 (2)	$ 206.28 (2)
Common Stock, par value $0.01 per share	3,850,000 shares	$11.43 (3)	$44,005,500 (3)	$5,043.03 (3)
Total	4,729,000 shares	—	$53,139,240 (3)	$6,089.76 (3)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), Matador Resources Company (the “Company” or the “Registrant”) is also registering an indeterminable number of shares of Common Stock, par value $0.01 per share (the “Common Stock”) of the Company that may be issued under the Matador Resources Company 2003 Stock and Incentive Plan (the “2003 Plan”) or the Matador Resources Company 2012 Long-Term Incentive Plan (the “2012 Plan,” and together with the 2003 Plan, the “Plans”) to prevent dilution in connection with stock splits, stock dividends or similar transactions.
(2)	Represents 729,000 shares and 150,000 shares of Common Stock issuable upon the exercise of outstanding awards under the 2003 Plan and 2012 Plan, respectively, and with respect to which the offering price is known. The proposed maximum offering price per share and maximum aggregate offering price were estimated, solely for purposes of calculating the amount of the registration fee, in accordance with Rule 457(h) under the Securities Act based upon the weighted-average exercise price of such awards.
(3)	Represents shares of Common Stock reserved for future issuance under the 2012 Plan and with respect to which the offering price is not currently known. The proposed maximum offering price per share and maximum aggregate offering price were estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based upon the average high and low prices for the Common Stock of the Company on April 4, 2012 as reported on the New York Stock Exchange.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant is filing this Registration Statement on Form S-8 (the “Registration Statement”) to register: (i) 729,000 shares of the Company’s Common Stock for issuance pursuant to the 2003 Plan and (ii) 4,000,000 shares of the Company’s Common Stock for issuance pursuant to the 2012 Plan. The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plans as specified by Rule 428(b)(1) under the Securities Act. In accordance with the introductory note to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”). These documents and the documents incorporated by reference pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are hereby incorporated by reference in this Registration Statement:

(i)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-35410) filed with the Commission on January 27, 2012, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any subsequently filed amendments or reports updating such description;

(ii)	The Registrant’s Annual Report on Form 10-K filed on April 2, 2012; and

(iii)	The Registrant’s Current Reports on Form 8-K filed on February 7, 2012 and February 13, 2012, respectively.

All reports and other documents the Company subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, but excluding any information furnished to, rather than filed with, the Commission, shall be deemed to be incorporated by reference herein and to be part hereof from the date such reports or documents are filed. Information contained herein modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained herein or in earlier-dated documents incorporated by reference. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Company’s Amended and Restated Certificate of Formation (the “Certificate”) provides that its directors are not liable to the Company or its shareholders for monetary damages for an act or omission in their capacity as a director. A director may, however, be found liable for: (i) any breach of the director’s duty of loyalty to the Company or its shareholders; (ii) acts or omissions not in good faith that constitute a breach of the director’s duty to the Company; (iii) acts or omissions that involve intentional misconduct or a knowing violation of law; (iv) any transaction from which the director receives an improper benefit; or (v) acts or omissions for which the liability is expressly provided by an applicable statute.

The Company’s Certificate and Amended and Restated Bylaws (the “Bylaws”) also provide that the Company will indemnify its officers and directors, and may indemnify its employees and agents, to the fullest extent permitted by applicable Texas law from any expenses, liabilities or other matters. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Company under the Certificate, it is the position of the Commission that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Further, the Company’s Certificate and Bylaws permit the Company to maintain insurance on behalf of its directors, officers, employees and agents against expense, liability or loss asserted incurred by them in their capacities as directors, officers, employees and agents. The Company has obtained directors’ and officers’ insurance to cover its directors, officers and employees for certain liabilities.

The Company has entered into indemnification agreements with each of its officers and directors. Under these agreements, the Company has agreed to indemnify the director or officer who acts on behalf of the Company and is made or threatened to be made a party to any action or proceeding for expenses, judgments, fines and amounts paid in settlement that are actually and reasonably incurred in connection with the action or proceeding. The indemnity provisions apply whether the action was instituted by a third party or by the Company. Generally, the principal limitation on the Company’s obligation to indemnify the director or officer will be if it is determined by a court of law, not subject to further appeal, that indemnification is prohibited by applicable law or the provisions of the indemnification agreement.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes such exhibits and is incorporated by reference herein.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 10, 2012.

MATADOR RESOURCES COMPANY

By:	/s/ Joseph Wm. Foran
Joseph Wm. Foran
Chairman, President, Chief Executive Officer

Each person whose signature appears below appoints Joseph Wm. Foran and David E. Lancaster, and each of them, any of whom may act without the joinder of the other, as his true and lawful agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments or supplements to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity in which Signed	Date

/s/ Joseph Wm. Foran Joseph Wm. Foran	Chairman, President and Chief Executive Officer (Principal Executive Officer)	April 10, 2012

/s/ David E. Lancaster David E. Lancaster	Executive Vice President, Chief Operating Officer and Chief Financial Officer	April 10, 2012

/s/ Kathryn L. Wayne Kathryn L. Wayne	(Principal Financial Officer) Controller and Treasurer (Principal Accounting Officer)	April 10, 2012

/s/ Charles L. Gummer Charles L. Gummer	Director	April 10, 2012

/s/ Stephen A. Holditch Stephen A. Holditch	Director	April 10, 2012

/s/ David M. Laney David M. Laney	Director	April 10, 2012

/s/ Gregory E. Mitchell Gregory E. Mitchell	Director	April 10, 2012

/s/ Steven W. Ohnimus Steven W. Ohnimus	Director	April 10, 2012

/s/ Michael C. Ryan Michael C. Ryan	Director	April 10, 2012

/s/ Margaret B. Shannon Margaret B. Shannon	Director	April 10, 2012

Exhibit Index

Exhibit Number	Description

4.1	Underwriting Agreement, dated February 1, 2012, by and among Matador Resources Company, the selling shareholders signatory thereto and the underwriters named therein (incorporated herein by reference to Exhibit 1.1 to the Current Report on Form 8-K filed on February 7, 2012)

4.2	Certificate of Merger of Matador Merger Co., with and into Matador Resources Company (incorporated herein by reference to Exhibit 3.4 to the Registration Statement on Form S-1 filed on August 12, 2011)

4.3	Amended and Restated Certificate of Formation of Matador Resources Company (previously filed as Exhibit 3.1 to the Current Report on Form 8-K filed on February 13, 2012 and incorporated herein by reference)

4.4	Amended and Restated Bylaws of Matador Resources Company (previously filed as Exhibit 3.2 to the Current Report on Form 8-K filed on February 13, 2012 and incorporated herein by reference)

4.5	Specimen Common Stock Certificate (previously filed as Exhibit 4.1 to Amendment No. 4 to the Registration Statement on Form S-1 filed on January 19, 2012 and incorporated herein by reference)

4.6	Matador Resources Company (now known as MRC Energy Company) 2003 Stock and Incentive Plan, dated October 23, 2003 (previously filed as Exhibit 10.15 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 14, 2011 and incorporated herein by reference)

4.7	First Amendment to Matador Resources Company (now known as MRC Energy Company) 2003 Stock and Incentive Plan, dated January 29, 2004 (previously filed as Exhibit 10.16 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 14, 2011 and incorporated herein by reference)

4.8	Second Amendment to Matador Resources Company (now known as MRC Energy Company) 2003 Stock and Incentive Plan, dated February 3, 2005 (previously filed as Exhibit 10.17 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 14, 2011 and incorporated herein by reference)

4.9	Third Amendment to Matador Resources Company (now known as MRC Energy Company) 2003 Stock and Incentive Plan, dated February 1, 2006 (previously filed as Exhibit 10.18 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 14, 2011 and incorporated herein by reference)

4.10	Fourth Amendment to Matador Resources Company (now known as MRC Energy Company) 2003 Stock and Incentive Plan, dated May 1, 2006 (previously filed as Exhibit 10.19 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 14, 2011 and incorporated herein by reference)

4.11	Fifth Amendment to Matador Resources Company (now known as MRC Energy Company) 2003 Stock and Incentive Plan, dated February 13, 2008 (previously filed as Exhibit 10.20 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 14, 2011 and incorporated herein by reference)

4.12	Sixth Amendment to Matador Resources Company (now known as MRC Energy Company) 2003 Stock and Incentive Plan, dated August 5, 2008 (previously filed as Exhibit 10.21 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 14, 2011 and incorporated herein by reference)

4.13	Seventh Amendment to Matador Resources Company (now known as MRC Energy Company) 2003 Stock and Incentive Plan, dated December 12, 2011 (previously filed as Exhibit 10.26 to Amendment No. 2 to the Registration Statement on Form S-1 filed on December 30, 2011 and incorporated herein by reference)

4.14	Matador Resources Company 2012 Long-Term Incentive Plan (previously filed as Exhibit 10.17 to Amendment No. 2 to the Registration Statement on Form S-1 filed on December 30, 2011 and incorporated herein by reference)

4.15	Nonqualified Stock Option Agreement, dated February 1, 2012, by and between Matador Resources Company and Wade Massad (previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed on February 7, 2012 and incorporated herein by reference)

4.16	Form of Lock-up Agreement entered into with certain directors, officers and shareholders of Matador Resources Company (previously filed as Exhibit 10.35 to Amendment No. 5 to the Registration Statement on Form S-1 filed on January 27, 2012 and incorporated herein by reference)

4.17	Form of Lock-up Agreement entered into with certain shareholders advised by Wellington Management Company (previously filed as Exhibit 10.36 to Amendment No. 5 to the Registration Statement on Form S-1 filed on January 27, 2012 and incorporated herein by reference)

4.18	Form of Non-Qualified Stock Option Agreement granted pursuant to the Matador Resources Company 2003 Stock and Incentive Plan (previously filed as Exhibit 10.36 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed on April 2, 2012 and incorporated herein by reference)

4.19	Form of Incentive Stock Option Agreement granted pursuant to the Matador Resources Company 2003 Stock and Incentive Plan (previously filed as Exhibit 10.37 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed on April 2, 2012 and incorporated herein by reference)

4.20	Form of Nonqualified Stock Option Agreement relating to the Matador Resources Company 2012 Long-Term Incentive Plan (previously filed as Exhibit 10.38 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed on April 2, 2012 and incorporated herein by reference)

4.21	Form of Restricted Stock Unit Award Agreement relating to the Matador Resources Company 2012 Long-Term Incentive Plan (previously filed as Exhibit 10.39 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed on April 2, 2012 and incorporated herein by reference)

4.22	Form of Restricted Stock Award Agreement relating to the Matador Resources Company 2012 Long-Term Incentive Plan (previously filed as Exhibit 10.40 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed on April 2, 2012 and incorporated herein by reference)

5.1*	Opinion of Haynes and Boone, LLP as to the legality of the securities being registered

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of Netherland, Sewell & Associates, Inc.

23.3*	Consent of Haynes and Boone, LLP (included as part of Exhibit 5.1 hereto)

24.1*	Power of Attorney (included on signature page)

*	Filed herewith.